Line of Credit & Promissory Note between Radiant Life and Sundance Strategies, Inc.

This Promissory Note (Hereafter "Note") is entered into by:

Radiant Life
4626 North 300 West
Suite 365
Provo, Utah 84604
(Hereafter "Lender")

And

Sundance Strategies, Inc.
4626 North 300 West
Suite 365
Provo, Utah 84604
(Hereafter "Borrower")

For fund provided by Radiant Life to Sundance Strategies, Inc. under a $630,000 Line of Credit borrowing arrangement between and Sundance Strategies, Inc.

1. **PROMISE TO PAY**

   The Borrower promises to pay to the Lender the total of the amount drawn under the Line of Credit together with interest payable on the unpaid principal at the rate of 7.5% per annum, (compounded daily). Borrower acknowledges that $1,500,000, plus accrued interest, is owed to Lender at March 31, 2015, under a prior lending arrangement dated February 20, 2015, which due date of that $1.5 million, plus accrued interest, and is now extended to September 30, 2015. This $630,000 Line of Credit borrowing arrangement is exclusive of the $1,500,000 borrowing arrangement. The $630,000 is eligible to be used to fund operating cash flow needs.

   Payments will be delivered to the Lender or the Lender's address listed above.

2. **REPAYMENT**

   The amount promised under this agreement will be repaid on or before September 30, 2016. This amount will be repaid upon either of the following two events. 1) Sundance Strategies receives an equity raise of $20 million or more or 2) on or before September 30, 2016. All payments shall be first applied to interest and the balance shall be applied to principal.

3. MODIFICATION

No modification or waiver of any of the terms of this Agreement shall be allowed unless agreed to by both parties involved.

4. BINDING EFFECT

Except as otherwise provided in this Note, all of the covenants, conditions, and provisions of this Note shall be binding upon the parties hereto and their respective heirs, personal representatives, executors, administrators, successors and assigns.

5. HEADINGS

Heading are inserted for the convenience of the parties only and are not to be considered when interpreting this Note.

6. BREACH OF NOTE

The parties acknowledge that no breach of any provision of the Note shall deemed waived unless evidenced in writing. A waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of this Note.

7. AMENDMENTS

This Promissory Note may be modified or amended by written agreement of both parties.

8. GOVERNING LAW

This agreement is governed by the statutory and case law of the state of Utah.

The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Agreement in its entirety.

Radiant Life

Signature   Date

Sundance Strategies, Inc.

Signature   Date June 5, 2015

June 15, 2015

Radiant Life, LLC
Attn: Kraig Higginson
4626 North 300 West Suite 365
Provo, UT 84604

Dear Kraig:

In connection with an audit of our financial statements by Mantyla McReynolds, LLC as of March 31, 2015 and for the year then ended (and for the subsequent period through June 15, 2015), please provide responses directly to Mantyla McReynolds, LLC to the inquiries below with respect to our line of credit as of the close of business on June 15, 2015. Although we do not request nor expect you to conduct a comprehensive, detailed search of your records, if during the process of completing this confirmation additional information about other credit arrangements that we have with your financial institution comes to your attention, please include such information below.

I. LINES OF CREDIT

A. Description (origination date, total amount and other basic details)

LOC for $630,000 June 15, 2015

B. Amount of unused line of credit, subject to terms of the related document, at June 15, 2015

$630,000

C. Interest rate at close of business on June 15, 2015

7.5%

D. Other terms to consider

1) We have the financial wherewithal to fulfill the total line of credit should it be requested by Sundance Strategies, Inc.

Circle one: Yes/No (Yes circled)

2) We have the intent to honor and fulfil the line of credit agreement with Sundance Strategies, Inc.

Circle one: Yes/No (Yes circled)

Please email your reply to Shane Nelson at shanen@mmacpa.com.

Very truly yours,

Sundance Strategies, Inc.

Management Authorization: ______________________
Name and Title
President

CONFIRMATION

The above descriptions of the terms of the line of credit arrangement are in accordance with our understanding. Although we have not conducted a comprehensive, detailed search of our records, no information about other credit arrangements came to our attention, except as noted below or in the attached letter.

____

____

By: ______________________
Name of lender

Date 6/15/2015

Mgr.
Signature and title

Mitchell Burton
Printed name and contact email